Exhibit 31.3
I, Peter Masanotti, certify that:
     1. I have reviewed this quarterly report on Form 10-Q of MedQuist Inc., as amended; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Peter Masanotti
	Name:	Peter Masanotti
	Title:	President and Chief Executive Officer

Dated: December 10, 2009